Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-4042) pertaining to the Wilmington Trust Thrift Savings Plan and in the related Prospectus of our report dated June 10, 1998, with respect to the financial statements and schedules of the Wilmington Trust Thrift Savings Plan included in this Annual Report (Form 11-K/A) for the year ended December 31, 1997.

                                         /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
June 25, 1998